Exhibit 99.1

Contact:	Carl C. Gregory, III
President and CEO
Phone: 858-309-6961
Email: carl.gregory@mcmcg.com

ENCORE CAPITAL GROUP ARRANGES NEW FINANCING

San Diego, California, August 4, 2003. Encore Capital Group, Inc. (NASDAQ:ECPG) announced today that it has closed a loan with a new institutional lender to finance four portfolios of charged off auto deficiencies and other consumer loans. This loan, for approximately $1.8 million, is secured by the purchased assets, with no recourse to Encore. It has a fixed rate of interest, a 27 month term and no participation by the lender in the residual cash flow from these portfolios, once the loan is paid off.

Encore is an accounts receivable management firm that specializes in purchasing charged-off and defaulted consumer debt. Among Encore’s significant stockholders are Triarc Companies, Inc., Consolidated Press International Holdings Limited, and their respective affiliates.

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Notes to Press Release

The statements in this press release that are not historical facts, including most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, projections of revenues, income or loss, estimates of capital expenditures, plans for future operations, products or services, and financing needs or plans, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include:

  the availability and cost of financing;
  our ability to purchase receivables portfolios on acceptable terms;
  our ability to recover sufficient amounts on receivables to fund operations;
  our continued servicing of receivables in our third party financing transactions;
  our ability to hire and retain qualified personnel to recover our receivables efficiently;
  changes in, or failure to comply with, government regulations; and
  the costs, uncertainties and other effects of legal and administrative proceedings.

Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.